EXHIBIT 10.14

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and between

SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attn: Loan Services

Facsimile No.: (650) 320-0016

and

SABA SOFTWARE, INC.

2400 Bridge Parkway

Redwood Shores, CA 94065

Attn: Chief Financial Officer

Facsimile No.: (650) 581-2635

TOTAL CREDIT AMOUNT: $7,884,393

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7.	NEGATIVE COVENANTS		12

	7.1	Dispositions.	12
	7.2	Changes in Business, Ownership, Management or Business Locations.	12
	7.3	Mergers or Acquisitions.	12
	7.4	Indebtedness.	12
	7.5	Encumbrance.	13
	7.6	Distributions; Investments.	13
	7.7	Transactions with Affiliates.	13
	7.8	Subordinated Debt.	13
	7.9	Compliance.	13

8.	EVENTS OF DEFAULT		14

	8.1	Payment Default.	14
	8.2	Covenant Default.	14
	8.3	Material Adverse Change.	14
	8.4	Attachment.	14
	8.5	Insolvency.	14
	8.6	Other Agreements.	15
	8.7	Judgments.	15
	8.8	Misrepresentations.	15
	8.9	Guaranty.	15

9.	BANK'S RIGHTS AND REMEDIES		15

	9.1	Rights and Remedies.	15
	9.2	Power of Attorney.	16
	9.3	Accounts Collection.	17
	9.4	Bank Expenses.	17
	9.5	Bank's Liability for Collateral.	17
	9.6	Remedies Cumulative.	17
	9.7	Demand Waiver.	17

10.	NOTICES		18

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER		18

12.	GENERAL PROVISIONS		18
	12.1	Successors and Assigns.	18
	12.2	Indemnification.	18
	12.3	Time of Essence.	19
	12.4	Severability of Provision.	19
	12.5	Amendments in Writing, Integration.	19

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	12.6	Counterparts.	19
	12.7	Survival.	19
	12.8	Confidentiality.	19
	12.9	Attorneys’ Fees, Costs and Expenses.	19

13.	DEFINITIONS		20

	13.1	Definitions.	20

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This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated October 31, 2003, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), whose address is 2400 Bridge Parkway, Redwood Shores, CA 94065 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT

2.1 Credit Extensions.

Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

(a) Bank will make Advances in an amount (the “Formula Revolving Line Advance Amount”) not exceeding the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus the FX Reserve. If Borrower has received Advances in an amount equal to the Formula Revolving Line Advance Amount (collectively, “Formula Advances”), Bank shall make additional Advances in excess of the Borrowing Base pursuant to the terms hereof in an amount (the “Non-Formula Revolving Line Advance Amount”) not exceeding the lesser of (x) Three Million Dollars ($3,000,000) or (y) the Committed Revolving Line minus the Formula Revolving Line Advance Amount (collectively, “Non-Formula Advances”). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account specified by Borrower. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes in good faith is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 Letters of Credit Sublimit.

Bank will issue Letters of Credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for Borrower’s account not exceeding the lesser of the Committed Revolving Line or the Borrowing Base minus the outstanding principal balance of the Advances minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Committed Revolving Line. Each Letter of Credit will have an expiry date of no later than 90 days after the Revolving Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. If there is any conflict between the terms of this Agreement and the terms of such documentation, the terms of this Agreement shall control.

2.1.3 Foreign Exchange Sublimit.

If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of the lesser of the Committed Revolving Line or the Borrowing Base minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the amount of the outstanding principal balance of the Advances (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed ten times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

2.1.4 Term Loan 1.

Borrower will pay 29 equal installments of principal equal to $33,333.33 plus accrued interest (the “Term Loan 1 Payment”) on the first Business Day of each month commencing on November 1, 2003, and continuing during the term of the Term Loan 1. Borrower’s final Term Loan 1 Payment, due March 1, 2006, shall include all outstanding Term Loan 1 principal and accrued interest.

2.1.5 Equipment Facility 2.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Equipment Facility 2 Commitment Termination Date, equipment advances (each an “Equipment Facility 2 Advance” and collectively the “Equipment Facility 2 Advances”) in an aggregate amount not to exceed the Committed Equipment Facility 2 Line. When repaid, the Equipment Facility 2 Advances may not be re-borrowed. The proceeds of the Equipment Facility 2 Advances will be used solely to reimburse Borrower for the purchase of (i) new Eligible Equipment Facility 2 Equipment purchased within 90 days of the Equipment Facility 2 Advance and (ii) used Eligible Equipment Facility 2 Equipment purchased within 180 days of the Equipment Facility 2 Advance; provided, however, that used Eligible Equipment

Facility 2 Equipment purchased more than 90 days earlier, but not more than 180 days earlier, may be financed only with the first Equipment Facility 2 Advance. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Facility 2 Commitment Termination Date.

(b) To obtain an Equipment Facility 2 Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 5 Business Days before the day on which the Equipment Facility 2 Advance is to be made. With respect to Equipment Facility 2 Advances that are Option 3 Loans, the notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment Facility 2 Equipment being financed. With respect to Equipment Facility 2 Advances that are Option 4 Loans, Borrower will complete a Loan Supplement substantially in the form of Exhibit E on the Funding Date.

(c) If Borrower satisfies the conditions of each Equipment Facility 2 Advance specified in this Section 2.1.5, Bank will disburse such Equipment Facility 2 Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Facility 2 Advance may not exceed (i) 100% of the Original Stated Cost for Equipment Facility 2 Advances for the financing of Eligible Equipment Facility 2 Equipment purchased within 90 days of the Equipment Facility 2 Advance and (ii) 75% of the Original Stated Cost for Equipment Facility 2 Advances for the financing of Eligible Equipment Facility 2 Equipment purchased more than 90 days but less than 180 days before the relevant Equipment Facility 2 Advance.

(d) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Facility 2 Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the Equipment Facility 2 Commitment Termination Date.

2.1.6 Overadvances.

If Borrower’s Obligations under Sections 2.1.1(a), 2.1.2, or 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.2 Interest Rate, Payments.

(a) Advances and Term Loan 1 Interest Rates. (i) Formula Advances accrue interest on the outstanding principal balance at a per annum rate equal to 100 basis points (1%) above the Prime Rate; and (ii) Non-Formula Advances accrue interest on the outstanding principal balance at a per annum rate equal to 200 basis points (2%) above the Prime Rate. The Term Loan 1 accrues interest on the outstanding principal balance at a rate of interest per annum equal to the greater of: (x) 150 basis points (1.50%) above the Prime Rate or (y) 5.75%. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Equipment Advances and Equipment Facility 2 Advances Interest Rates. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Option 2 Basic Rate. Equipment Facility 2 Advances accrue interest on the outstanding principal balance at a per annum rate equal to (at Borrower’s option) the Option 3 Basic Rate or the Option 4 Basic Rate. After an Event of Default, Obligations accrue interest at 5 percentage points above the rate effective immediately before the Event of Default. The interest rate on the Option 3 Loans increases or decreases when the Prime Rate changes. The interest rate on the Option 2 Loans were, and Option 4 Loans will be, determined on the Funding Date and shall remain fixed for the life of such loan. Interest is computed on a 360 day year for the actual number of days elapsed.

(c) Principal and Interest Payments On Payment Dates. Borrower will pay interest due on all Advances under the Committed Revolving Line on the first Business Day of each month. For Equipment Facility 2 Advances bearing the Option 3 Basic Rate (“Option 3 Loans”), Borrower will make 36 equal monthly installments of principal plus accrued interest for each Option 3 Loan, calculated by multiplying the Option 3 Basic Rate by the outstanding Loan Amount for such Equipment Facility 2 Advances plus principal due as of such Payment Date. For Equipment Advances bearing interest at the Option 2 Basic Rate (the “Option 2 Loans”) and Equipment Facility 2 Advances bearing interest at the Option 4 Basic Rate (“Option 4 Loans”), Borrower will make payments monthly of principal in advance and accrued interest for each Option 2 Loan and Option 4 Loan, calculated by multiplying the applicable Loan Factor by the Loan Amount for such Equipment Advance or Equipment Facility 2 Advance, as applicable, as of such Payment Date (payments on the Option 2 Loans, the Option 3 Loans and the Option 4 Loans are collectively referred to herein as “Scheduled Payments”). Scheduled Payments are due on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance or Equipment Facility 2 Advance and continuing thereafter during the Equipment Loan Repayment Period on the first Business Day of each calendar month (each a “Payment Date”). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance or Equipment Facility 2 Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance or Equipment Facility 2 Advance may only be prepaid in accordance with Sections 2.2(e), 2.2 (f), 2.2 (g), and 2.2 (h).

(d) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Facility 2 Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank the projected interest to accrue from the Funding Date to the first Payment Date, pursuant to clause (b) of this Section.

(e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance or Equipment Facility 2 Advance with respect to such Financed Equipment pursuant to Section 6.6, then such Equipment Advance or Equipment Facility 2 Advance, as applicable, shall be prepaid to the extent and in the manner provided in such section.

(f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances, Equipment Facility 2 Advances and the Advances are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all accrued and unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance and Equipment Facility 2 Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) in accordance with the terms of Section 2.2(g) and 2.2(h) below, (iii) all principal and accrued interest with respect to the Advances, and (iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance, Equipment Facility 2 Advance or Advance.

(g) Permitted Prepayment of Option 3 Loans. Borrower shall have the option to prepay all or any portion of the Option 3 Loans advanced by Bank under this Agreement, without penalty or premium, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 3 Loans at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all due but unpaid Scheduled Payments as of the date of prepayment (including principal and interest) with respect to each Option 3 Loan being prepaid and (B) all other sums, if any, that shall have become due and payable hereunder relating to such Option 3 Loans with respect to this Agreement.

(h) Permitted Prepayment of Option 2 Loans and Option 4 Loans. Borrower shall have the option to prepay all, but not less than all, of each of the Option 2 Loans and Option 4 Loans advanced by Bank under this Agreement, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 2 Loans or Option 4 Loans at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal with respect to all of the Option 2 Loans or Option 4 Loans, (B) all unpaid accrued interest with respect to all of the Option 2 Loans or Option 4 Loans, and (C) all other sums, if any, that shall have become due and payable hereunder relating to such Option 2 Loans or Option 4 Loans with respect to this Agreement.

2.3 Request to Bill or Debit Accounts.

Borrower shall have the option to request that Bank (a) bill Borrower for principal and interest payments or any amounts Borrower owes Bank when due, or (b) debit any of Borrower’s deposit accounts including Account Number 3300368847 for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off.

2.4 Fees.

Borrower will pay:

(a) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable the earlier of: (x) within 10 days after written demand therefore, or (y) upon the first Credit Extension hereunder.

(b) Loan Fee. A committed revolving line fee in the amount of $30,000 (the “Revolving Line Fee”) shall be fully earned and payable on the Closing Date and each anniversary thereof. Bank hereby acknowledges receipt of the initial Revolving Line Fee.

(c) Letters of Credit. A non-refundable letter of credit fee equal to 1.00% of the face amount of such Letter of Credit, payable on the issuance date of such Letter of Credit and thereafter annually in advance and fully earned upon payment.

(d) Unused Fee. A fee in an amount equal to 0.25% per annum of the average daily difference between the Committed Revolving Line and the aggregate Advances under Sections 2.1.1, 2.1.2, and 2.1.3, due and payable monthly in arrears on the last Business Day of each month, with the final such payment due and payable on the Revolving Maturity Date.

2.5 Termination of Commitment. So long as there are no outstanding Advances, Letters of Credit, FX Forward Contracts, Equipment Advances or Equipment Facility 2 Advances outstanding, Borrower may at any time with 5 days written notice to Bank, terminate the Committed Revolving Line and the Committed Equipment Facility 2 Line. Upon Borrower’s payment in full of all Obligations then due and payable, this Agreement shall terminate; provided, however, that payments relating to Obligations arising out of Equipment Advances and Equipment Facility 2 Advances shall be in accordance with the terms of Section 2.2(g) and 2.2(h).

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If an Event of Default occurs and continues, Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization.

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide and existing obligations created pursuant to a contract between the Borrower or a Subsidiary of Borrower and its customers. Accounts relating to services to be provided by Borrower to an account debtor have been performed and provided to the account debtor or its agent, except for such Accounts that have been recognized as Deferred Revenue. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of its Intellectual Property. Except as disclosed in periodic reports filed with the Securities and Exchange Commission, no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3 Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers and its general counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for the Permitted Investments listed on the Closing Date.

5.8 Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1 Government Compliance.

Borrower will maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will maintain each of its Subsidiaries’ legal existence, good standing in such Subsidiary’s jurisdiction of formation, and qualification in each jurisdiction, in each case, where the failure to do so would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (other than those reports on Form 10-K, 10-Q or 8-K (relating to certification) that are otherwise publicly available through the Securities and Exchange Commission’s EDGAR system); (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; and (v) any other financial information Bank reasonably requests.

(b) Within 20 days after the last day of each month until the Revolving Maturity Date, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable, accounts payable and Deferred Revenue aging.

(c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(d) Until the Revolving Maturity Date, Bank has the right to audit Borrower’s Collateral at Borrower’s expense, but the audits will be conducted no more often than once every six months unless an Event of Default has occurred and is continuing at such reasonable times during normal business hours and upon reasonable advance notice to Borrower.

6.3 Inventory; Returns.

Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $500,000.

6.4 Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (except those being contested in good faith with adequate reserves under GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts as customarily carried by Persons engaged in the same or similar business as Borrower and with financially sound and reputable insurance companies. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and all policies will provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Subject to Section 6.6 (a) below, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6 Loss; Destruction; or Damage.

Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then in each case, Borrower:

(a) Prior to the occurrence of an Event of Default, at Borrower’s option, will (i) pay to Bank on account of the Obligations with respect to each item of Financed Equipment subject to such Event of Loss all accrued interest to the date of the prepayment, plus all outstanding principal; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(b) During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance or Equipment Facility 2 Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) all regularly Scheduled Payments (including principal and interest), plus (iii) all other sums (other than remaining Scheduled Payments), if any, that shall have become due and payable with respect to such Equipment Advance or Equipment Facility 2 Advance, including interest at the Default Rate with respect to any past due amounts.

(c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.6, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

6.7 Borrower’s Deposit and Investment Accounts.

Borrower will maintain at all times all of its Investable Funds at Bank or one of Bank’s affiliates.

6.8 Financial Covenant.

At all times, Borrower shall have unrestricted cash and cash equivalents (net of Credit Extensions) of no less than $10,000,000.

6.9 Intellectual Property.

Borrower will as it deems reasonably appropriate and consistent with past practice (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent, which consent shall not be unreasonably withheld.

Borrower will promptly advise Bank in writing of any material infringements of Borrower’s Intellectual Property known by Borrower’s Responsible Officers or general counsel.

6.10 Control Agreements.

With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within 7 days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in Borrower’s deposit accounts or investment accounts.

6.11 Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld:

7.1 Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of licenses and similar arrangements for Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment other than Financed Equipment; (iv) subleases of real property; or (v) other Transfers not to exceed $250,000 in the aggregate in any fiscal year.

7.2 Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership (other than as permitted in Section 7.3 or with respect to the sale of Borrower’s equity securities on a public market) of greater than 25%. Borrower will not, without at least 10 days prior written notice, relocate its chief executive office.

7.3 Mergers or Acquisitions.

Without Bank’s consent (which consent shall not be unreasonably withheld), merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) the value of such transaction would not exceed 25% of Tangible Net Worth or the transaction is all stock and the total consideration does not exceed 33% of Borrowers total shares outstanding at time of transaction. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.

Except as set forth in Section 7.3 and 7.4 above, directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from consultants, former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7 Transactions with Affiliates.

Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower’s business, on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank related thereto and as to any default under an obligation, term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower’s attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period); or

(b) If Borrower fails to provide the cash security as Bank may require pursuant to Section 9.1(b)(i) below;

8.3 Material Adverse Change.

If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.

8.4 Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7 Judgments.

If a money judgment(s) in the aggregate of at least $500,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8 Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9 Guaranty.

Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

8.10 Delisting from NASDAQ®. If Borrower is delisted from the NASDAQ®; provided, however that a decline in Borrower’s NASDAQ® stock price shall not constitute an Event of Default.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(i) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(ii) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(iii) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(iv) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(v) Apply to the Obligations any (1) balances and deposits of Borrower it holds, or (2) any amount held by Bank owing to or for the credit or the account of Borrower;

(vi) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the then existing Collateral, in completing works in progress with respect to existing orders, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(vii) Dispose of the Collateral according to the Code.

(b) When an Event of Default occurs under Section 6.8, Bank may, in its sole and absolute discretion, (i) require all the Term Loan 1, the Equipment Advances, and the Equipment Facility 2 Advances to be secured, on terms acceptable to Bank, by (i) certificates of deposit pledged to Bank in an amount equal to one hundred percent (100%) of amounts outstanding under the Term Loan 1, the Equipment Advances, and the Equipment Facility 2 Advances or (ii) funds held at SVB Securities and pledged to Bank in an amount equal to one hundred fifteen percent (115%) of amounts outstanding under the Term Loan 1, the Equipment Advances, and the Equipment Facility 2 Advances, and/or (ii) cancel the Non-Formula Revolving Line Advance Amount and require all Non-Formula Advances to be repaid.

9.2 Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

So long as no Event of Default has occurred and is continuing, if Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies, in each case, Bank deems prudent to protect the value or Bank’s security interests in the Collateral. If an Event of Default occurs and is continuing and if Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank to protect the value or Bank’s security interests in the Collateral are Bank Expenses and immediately due and payable within 10 days of demand therefore, bearing interest at the then applicable rate for Advances and secured by the Collateral. Any other payments by Bank hereunder shall be paid by Bank only after giving 2 days notice to Borrower and such payments shall be deemed Bank Expenses and immediately due and payable within 10 days of demand therefore, bearing interest at the then applicable rate for Advances and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements where Bank is a party to such agreement are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver.

Except for sections in this Agreement that provide for notice to Borrower, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION THEREUNDER, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement; provided, however, that Bank shall notify Borrower promptly after any such sale, transfer or grant of participation.

12.2 Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses in connection with the Loan Documents), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10 Amendment and Restatement.

This Agreement amends, restates and supercedes in its entirety the Loan and Security Agreement dated as of August 30, 2002, by and between Bank and Borrower (as amended, supplemented, or otherwise modified).

13. DEFINITIONS

13.1 Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line, including any Formula Advance or Non-Formula Advance.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” is 80% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the California Uniform Commercial Code, as amended from time to time.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Facility 2 Line” is Bank’s commitment to make Equipment Facility 2 Advances of up to $500,000.

“Committed Revolving Line” is Bank’s commitment to made Advances of up to $6,000,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, Equipment Advance, Equipment Facility 2 Advance, Letter of Credit, FX Forward Contract, the Term Loan 1, or any other extension of credit by Bank for Borrower’s benefit.

“Deferred Revenue” is all amounts received in advance of performance and not yet recognized as revenue.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business (1) that meet all Borrower’s representations and warranties in Section 5, (2) in which Bank has been granted a valid, first priority security interest, and (3) which contain selling terms and conditions acceptable to Bank; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c) Credit balances over 90 days from invoice date;

(d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e) Accounts for which the account debtor does not have its principal place of business in the United States;

(f) Foreign Accounts;

(g) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

(h) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(j) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(k) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(l) Accounts for which Bank reasonably determines collection to be doubtful.

“Eligible Equipment Facility 2 Equipment” is new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and Other Equipment Facility 2 Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects and is located in the United States.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” or “Equipment Advances” is an equipment advance (or advances) by Bank of up to $1,000,000. As of the Closing Date, the outstanding principal amount of all Equipment Advances equals $417,727.90.

“Equipment Facility 2 Advance” is defined in Section 2.1.5.

“Equipment Facility 2 Commitment Termination Date” is May 29, 2004.

“Equipment Loan Repayment Period” is 36 months.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Financed Equipment” is any Equipment financed with an Equipment Advance or an Equipment Facility 2 Advance.

“Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States.

“Formula Advance” is defined in Section 2.1.1(a).

“Formula Revolving Line Advance Amount” is defined in Section 2.1.1(a).

“Funding Date” is any date on which an Equipment Advance or Equipment Facility 2 Advance is made to or on account of Borrower.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve “ is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investable Funds” is Borrower’s unrestricted cash and cash equivalents minus $3,000,000.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter of Credit” is defined in Section 2.1.2.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” is the aggregate amount of each Equipment Advance or Equipment Facility 2 Advance, as applicable.

“Loan Factor” is the percentage which results from amortizing the Option 2 Loan or Option 4 Loan, as applicable, over the Equipment Loan Repayment Period, using the Option 2 Basic Rate or the Option 4 Basic Rate, respectively, as the interest rate as set forth in the applicable Loan Supplement.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Loan Supplement” is attached as Exhibit E.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” is defined in Section 8.3.

“Maturity Date” is, with respect to each Equipment Advance or Equipment Facility 2 Advance, the last day of the Equipment Loan Repayment Period for such Equipment Advance or

Equipment Facility 2 Advance, respectively, or if earlier, the date of acceleration of such Equipment Advance or Equipment Facility 2 Advance by Bank following an Event of Default and, with respect to the Advances, the Revolving Maturity Date.

“Non-Formula Advance” is defined in Section 2.1.1(a).

“Non-Formula Revolving Line Advance Amount” is defined in Section 2.1.1(a).

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later pursuant to the Loan Documents, including letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Option 2 Basic Rate” is, a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal as of the Funding Date, plus (b) the Option 2 Loan Margin.

“Option 2 Loan” is defined in Section 2.2(c).

“Option 2 Loan Margin” is 325 basis points.

“Option 3 Basic Rate” is a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the greater of (a) five and one half percent (5.5%) or (b) the sum of (i) the Prime Rate plus (ii) the Option 3 Loan Margin.

“Option 3 Loan” is defined in Section 2.2(c).

“Option 3 Loan Margin” is 150 basis points.

“Option 4 Basic Rate” is a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal as of the Funding Date, plus (b) the Option 4 Loan Margin.

“Option 4 Loan” is defined in Section 2.2(c).

“Option 4 Loan Margin” is 370 basis points.

“Original Stated Cost” is (a) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (b) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance or Equipment Facility 2 Advance, as applicable.

“Other Equipment Facility 2 Equipment” is leasehold improvements, intangible property such as transferable computer software and transferable software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and sales tax, freight, maintenance, and installation costs. Unless otherwise agreed to by Bank, not more than 30% of the Eligible Equipment Facility 2 Equipment financed with the proceeds of each Equipment Facility 2 Advance shall consist of Other Equipment Facility 2 Equipment.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is defined in Section 2.2(c).

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens; and

(f) Indebtedness to finance insurance premiums and to finance trade payables.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date;

(b) Investments in accordance with Borrower’s investment policy furnished to Bank prior to the Closing Date;

(c) Investments in Subsidiaries after the Closing Date not to exceed $500,000 in the aggregate outstanding at any time; and

(d) Other investments after the Closing Date not set forth in (a) through (c) above in the aggregate amount not to exceed $250,000 outstanding at any one time.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Carriers’, warehousemen’s and mechanics and other similar liens imposed by law arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings for which adequate reserves are being maintained;

(d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation and other Liens to secure the performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements;

(e) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(f) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense;

(g) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property; and

(h) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a), (b), and (e) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate, and in any case shall not be less than four percent (4%) per annum.

“Responsible Officer” is each of the Chief Executive Officer, the President, and the Chief Financial Officer of Borrower.

“Revolving Maturity Date” is October 30, 2006.

“Schedule” is any attached schedule of exceptions.

“Scheduled Payments” is defined in Section 2.2(c).

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Term Loan 1” is the term loan advance of $1,200,000 made by Bank to Borrower on March 14, 2003.

“Term Loan 1 Payment” is defined in Section 2.1.4.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

“Treasury Note Maturity” is 36 months.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as of the date first written above.

BORROWER:

SABA SOFTWARE, INC.

By:
Title:

BANK:

SILICON VALLEY BANK

By:
Title:

[Signature page to Amended and Restated Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

The Collateral shall not be deemed to include any of the Intellectual Property of Borrower, including copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether

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registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

In addition the Collateral shall not be deemed to include any right, title, interest, claim or demand of Borrower in and to any agreement, document or instrument which relates to the foregoing Collateral to the extent such agreement, document or instrument is not assignable or capable of being encumbered as a matter of law or under the terms of the agreement, document or instrument applicable thereto or such grant would result in a breach of the terms of such agreement, document or instrument (but, in each case, solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the applicable party thereto, and, in each case, only to the extent that any such term would not be rendered ineffective pursuant to Section 9406, 9407, 9408 or 9409 of the Uniform Commercial Code of any relevant jurisdiction.

In connection with Borrower’s Intellectual Property, Borrower and Bank are parties to that certain Negative Pledge Agreement dated as of August 30, 2002.

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EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE:
FAX#: (650) 320 - 0016	TIME:

FROM:	SABA SOFTWARE, INC.
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT
PRINCIPAL INCREASE (REVOLVING ADVANCE)	$

PRINCIPAL PAYMENT (REVOLVING ADVANCE ONLY)	$

INTEREST PAYMENT–REVOLVING ADVANCES (ONLY)	$

PRINCIPAL AND INTEREST–REVOLVING LINE (PAYMENT)	$

PRINCIPAL INCREASE (OPTION 3 LOAN)	$

PRINCIPAL PAYMENT–OPTION 3 LOAN (ONLY)	$

INTEREST PAYMENT – OPTION 3 LOAN (ONLY)	$

PRINCIPAL AND INTEREST – OPTION 3 LOAN (PAYMENT)	$

OTHER INSTRUCTIONS:

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement (the “Agreement”) are true, correct and complete in all material respects on the date of the telephone request for an Advance or Equipment Facility 2 Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date. In addition, Borrower hereby represents that it is in compliance with Section 6.8 of the Agreement.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

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EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	SABA SOFTWARE, INC. 2400 Bridge Parkway Redwood Shores, California 94065	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount: $6,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$

2. Additions (please explain on reverse)		$

3. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$

5. Balance of 50% over 90 day accounts	$

6. Credit balances over 90 days	$

7. Concentration Limits	$

8. Foreign Accounts	$

9. Governmental Accounts	$

10. Contra Accounts	$

11. Promotion or Demo Accounts	$

12. Intercompany/Employee Accounts	$

13. Other (please explain on reverse)	$

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

15. Eligible Accounts (#3 minus #14)	$

16. LOAN VALUE OF ACCOUNTS (80% of #15)	$

BALANCES
17. Maximum Loan Amount	$

18. Total Funds Available [Lesser of #17 or #16]		$

19. Present balance owing on Line of Credit	$

20. Outstanding under Sublimits (LC or FX)	$

RESERVE POSITION (#18 minus #19 and #20)	$	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

SABA SOFTWARE, INC.		BANK USE ONLY

By:		Rec’d By
	Authorized Signer		Auth. Signer
Date:
Verified:
Auth. Signer
Date:

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	SABA SOFTWARE, INC.
2400 Bridge Parkway
Redwood Shores, CA 94065

The undersigned authorized officer of SABA SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
8-K except with respect to certifications	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Borrowing Base Certificate	Monthly within 20 days	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain at all times:
Cash and cash equivalents (net of Credit Extensions)	$10,000,000	$	Yes	No

Comments Regarding Exceptions: See Attached. Sincerely, SABA SOFTWARE, INC.	BANK USE ONLY
Received by:
SIGNATURE		AUTHORIZED SIGNER

Date:

Verified:
TITLE		AUTHORIZED SIGNER

Date:
DATE	Compliance Status: Yes No

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EXHIBIT E

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated             , 200     (“Supplement”), to the Amended and Restated Loan and Security Agreement dated October 31, 2003 (the “Loan Agreement), by and between the undersigned (“Borrower”) and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name: Silicon Valley Bank

Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Option 4 Basic Rate applicable to the Funding Date of the Option 4 Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date; and (c) it is in compliance with Section 6.8 of the Loan Agreement. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

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This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK	SABA SOFTWARE, INC.

By:	By:

Name:	Name:

Title:	Title:

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

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Annex A to Exhibit E

The Financed Equipment being financed with the Equipment Facility 2 Advance with respect to which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Facility 2 Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Invoice #

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Annex B to Exhibit E

LOAN TERMS SCHEDULE #

Loan Funding Date:                 , 200

Original Loan Amount: $

Option 4 Basic Rate:             %

Loan Factor:         %

Scheduled Payment Dates and Amounts*:

One (1) payment of $             due                          payment of $             due monthly in advance from              through             .

One (1) payment of $             due                                 .

Maturity Date:

Payment No.	Payment Date
1
2
3
4
...
35
[36]
...

*/	The amount of each Scheduled Payment will change as the Loan Amount changes.

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